Indemnification Agreements between Company and each of following directors and/ or officers:
MariLyn R. Blair
Michael B. Bracy
Jemima G. Brennan
Jon E. Eliassen
Keith N. Hylton
Paul A. Redmond
Graham M. Wilson
Robert D. Neilson
Ted C. DeMerritt
Mary Ann Peters
David G. Remington
Stuart Edward White
LeRoy D. Nosbaum
J. Michael Quinlivan
Dennis A. Shepherd
John A. Smith
Deloris R. Duquette
Michael Chesser